SALEM COMMUNICATIONS ANNOUNCES SECOND QUARTER 2011 TOTAL REVENUE OF $56.1 MILLION

CAMARILLO, CA August 4, 2011 – Salem Communications Corporation (Nasdaq: SALM), a leading U.S. radio broadcaster, Internet content provider, and magazine and book publisher targeting audiences interested in Christian and family-themed content and conservative values, released its results for the three and six months ended June 30, 2011.

Second Quarter 2011 Results

For the quarter ended June 30, 2011 compared to the quarter ended June 30, 2010:

Consolidated

•

Total revenue increased 5.7% to $56.1 million from $53.1 million;

•

Operating expenses increased 7.3% to $46.2 million from $43.0 million;

•

Operating expenses excluding gain or loss on disposal of assets increased 6.9% to $46.0 million from $43.1 million;

•

Operating income decreased 1.4% to $9.9 million from $10.1 million;

•

Net income increased to $1.1 million, or $0.04 net income per diluted share, from $0.7 million, $0.03 net income per diluted share in the prior year;

•

EBITDA increased 0.3% to $12.7 million; and

•

Adjusted EBITDA increased 0.1% to $14.1 million.

Broadcast

•

Net broadcast revenue decreased 0.1% to $45.4 million from $45.5 million;

•

Station operating income (“SOI”) decreased 0.8% to $16.4 million from $16.5 million;

•

Same station net broadcast revenue increased 0.7% to $44.8 million from $44.5 million;

•

Same station SOI decreased 0.2% to $16.3 million; and

•

Same station SOI margin decreased to 36.4% from 36.7%.

Internet

•

Internet revenue increased 60.9% to $7.6 million from $4.7 million; and

•

Internet operating income increased 85.9% to $1.4 million from $0.8 million.

Publishing

•

Publishing revenue increased 6.9% to $3.1 million from $2.9 million; and

•

Publishing operating income increased 140.6% to $0.4 million from $0.2 million.

Included in the results for the quarter ended June 30, 2011 are:

•

A $0.2 million loss ($0.1 million, net of tax) of various fixed asset and equipment disposals;

•

A $1.1 million loss ($0.7 million, net of tax, or $0.03 per share) on early redemption of long-term debt due to the repurchase of $17.5 million of our 9 5/8% senior secured second lien notes due in 2016; and

•

A $0.2 million non-cash compensation charge ($0.1 million, net of tax) related to the expensing of stock options primarily included in corporate expenses.

Included in the results for the quarter ended June 30, 2010 are:

•

A $1.1 million loss ($0.6 million, net of tax, or $0.03 per share) on early redemption of long-term debt due to the repurchase of $17.5 million of our 9 5/8% senior subordinated notes due in 2016; and

•

A $0.4 million non-cash compensation charge ($0.2 million, net of tax or $0.01 per share) related to the expensing of stock options consisting of:

o

$0.2 million non-cash compensation included in corporate expenses; and

o

$0.2 million non-cash compensation included in broadcast operating expenses.

Per share numbers are calculated based on 24,491,530 diluted weighted average shares for the quarter ended June 30, 2011, and 24,542,417 diluted weighted average shares for the quarter ended June 30, 2010.

Year to Date 2011 Results

For the six months ended June 30, 2011 compared to the six months ended June 30, 2010:

Consolidated

•

Total revenue increased 6.4% to $107.9 million from $101.4 million;

•

Operating expenses increased 3.3% to $86.0 million from $83.3 million;

•

Operating expenses excluding gain or loss on disposal of assets increased 8.5% to $90.4 million from $83.3 million;

•

Operating income increased 20.5% to $21.9 million from $18.2 million;

•

Net income increased to $3.7 million, or $0.15 net income per diluted share, from $0.9 million, or $0.04 net income per diluted share in the prior year;

•

EBITDA increased 16.9% to $28.4 million from $24.3 million; and

•

Adjusted EBITDA decreased 1.8% to $25.6 million from $26.1 million.

Broadcast

•

Net broadcast revenue increased 1.4% to $88.1 million from $86.9 million;

•

SOI decreased 1.9% to $31.3 million from $31.9 million;

•

Same station net broadcast revenue increased 2.1% to $86.5 million from $84.8 million;

•

Same station SOI decreased 1.9% to $30.9 million from $31.5 million; and

•

Same station SOI margin decreased to 35.7% from 37.2%.

Internet

•

Internet revenue increased 49.9% to $13.8 million from $9.2 million; and

•

Internet operating income increased 63.9% to $2.3 million from $1.4 million.

Publishing

•

Publishing revenue increased 11.5% to $6.0 million from $5.4 million; and

•

Publishing operating income increased to $0.3 million from $0.1 million.

Included in the results for the six months ended June 30, 2011 are:

•

A $4.4 million gain ($2.6 million, net of tax, or $0.11 per diluted share) on disposal of assets comprised of a $2.4 million pre-tax gain from the sale of KKMO-AM in Seattle, Washington and a $2.1 million pre-tax gain from the sale of KXMX-AM in Los Angeles, California, partially offset by losses from various fixed asset and equipment disposals; and

•

A $1.1 million loss ($0.7 million, net of tax, or $0.03 per share) on early redemption of long-term debt due to the repurchase of $17.5 million of our 9 5/8% senior secured second lien notes due in 2016;

•

A $0.5 million non-cash compensation charge ($0.3 million, net of tax, or $0.01 per share) related to the expensing of stock options consisting of:

o

$0.3 million non-cash compensation included in corporate expenses; and

o

$0.2 million non-cash compensation included in broadcast operating expenses.

Included in the results for the six months ended June 30, 2010 are:

•

A $1.1 million loss ($0.6 million, net of tax, or $0.03 per share) on early redemption of long-term debt due to the repurchase of $17.5 million of our 9 5/8% senior subordinated notes due in 2016; and

•

A $0.7 million non-cash compensation charge ($0.4 million, net of tax or $0.02 per share) related to the expensing of stock options consisting of:

o

$0.5 million non-cash compensation included in corporate expenses;

o

$0.1 million non-cash compensation included in broadcast operating expenses; and

o

$0.1 million non-cash compensation included in non-broadcast operating expenses.

Per share numbers are calculated based on 24,625,391 diluted weighted average shares for the six months ended June 30, 2011, and 24,492,180 diluted weighted average shares for the six months ended June 30, 2010.

Balance Sheet

As of June 30, 2011, the company had $252.5 million of 9 5/8% senior secured second lien notes outstanding and had $36.0 million drawn on its revolver.  The company was in compliance with the covenants of its credit facility and bond indenture.  The company’s bank leverage ratio was 5.53 versus a compliance covenant of 7.0.

Acquisitions and Divestitures

The following transactions were completed since April 1, 2011:

•

On June 1, 2011, we redeemed $17.5 million of our 9 5/8% Notes for $18.0 million, or at a price equal to 103% of the face value.  This transaction resulted in a $1.1 million pre-tax loss on the early retirement of debt.

The following transaction is currently pending:

•

On March 5, 2010, we entered into an agreement to re-acquire KTEK-AM, Houston, Texas for $3.7 million, which includes forgiveness of the promissory note that we received upon our original sale of the station.  We began programming the station pursuant to a Time Brokerage Agreement with the current owner on March 8, 2010.

Conference Call Information

Salem will host a teleconference to discuss its results on August 4, 2011 at 2:00 p.m. Pacific Time. To access the teleconference, please dial (913) 312-0867, passcode 9397827 or listen via the investor relations portion of the company’s website, located at www.salem.cc.  A replay of the teleconference will be available through August 18, 2011 and can be heard by dialing (719) 457-0820, passcode 9397827 or on the investor relations portion on the company’s website, located at www.salem.cc.

Third Quarter 2011 Outlook

For the second quarter of 2011, Salem is projecting total revenue to increase 4% to 6% over third quarter 2010 total revenue of $51.4 million.  Salem is also projecting operating expenses before gain or loss on disposal of assets, terminated transaction costs and abandoned license upgrades and impairments to increase 3% to 6% as compared to the third quarter of 2010 operating expenses of $43.2 million.

Salem Communications Corporation is the largest commercial U.S. radio broadcasting company that provides programming targeted at audiences interested in Christian and family-themed radio content, as measured by the number of stations and audience coverage.  Upon completion of all announced transactions, the company will own and/or operate a national portfolio of 95 radio stations in 37 markets, including 59 stations in 22 of the top 25 markets.  We also program the Family Talk™ Christian-themed talk format on SiriusXM Channel 131.

Salem also owns Salem Radio Network, a national radio network that syndicates talk, news and music programming to approximately 2,000 affiliated radio stations and Salem Media Representatives, a national media advertising sales firm with offices across the country.

In addition to its radio broadcast business, Salem owns an Internet and a publishing division. Salem Web Network is a provider of online Christian and conservative-themed content and streaming and includes websites such as Christian faith focused Christianity.com, Questions and Answers about Jesus Christ at Jesus.org, Christian living focused Crosswalk.com®, online Bible at BibleStudyTools.com, Christian videos at GodTube.com,  a leading website providing church media at WorshipHouseMedia.com and Christian radio ministries online at OnePlace.com. Additionally Salem owns conservative news leader Townhall.com® and conservative political blog HotAir.com, providing conservative commentary, news and blogging. Salem Publishing™ circulates Christian and conservative magazines such as Homecoming® The Magazine, YouthWorker Journal™, The Singing News, FaithTalk Magazine, Preaching and Townhall Magazine™. Xulon Press™ is a provider of self publishing services targeting the Christian audience.

Company Contact:

Evan D. Masyr

Salem Communications

(805) 987-0400 ext. 1053

evanm@salem.cc

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem's reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Regulation G

Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are financial measures not prepared in accordance with generally accepted accounting principles (“GAAP”). Station operating income is defined as net broadcast revenues minus broadcast operating expenses. Non-broadcast operating income is defined as non-broadcast revenue minus non-broadcast operating expenses.  EBITDA is defined as net income before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA before gain or loss on the disposal of assets and non-cash compensation expense.  In addition, Salem has provided supplemental information as an attachment to this press release, reconciling these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP. The company believes these non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provide useful measures of the company’s operating performance.

Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are generally recognized by the broadcast industry as important measures of performance and are used by investors as well as analysts who report on the industry to provide meaningful comparisons between broadcast. Station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are not a measure of liquidity or of performance in accordance with GAAP, and should be viewed as a supplement to and not a substitute for, or superior to, the company’s results of operations presented on a GAAP basis such as operating income and net income. In addition, Salem’s definitions of station operating income, non-broadcast operating income, EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

Salem Communications Corporation
Condensed Consolidated Statements of Operations
(in thousands, except share, per share data and margin data)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2011	2010	2011
	(Unaudited)
Net broadcast revenue	$45,471	$45,406	$86,879	$88,136
Internet revenue	4,712	7,582	9,202	13,794
Publishing revenue	2,940	3,144	5,366	5,985
Total revenue	53,123	56,132	101,447	107,915
Operating expenses:
Broadcast operating expenses	28,984	29,054	54,981	56,856
Internet operating expenses	3,946	6,158	7,814	11,519
Publishing operating expenses	2,785	2,771	5,308	5,651
Corporate expenses	3,717	4,204	7,986	8,755
Depreciation and amortization	3,621	3,851	7,177	7,603
(Gain) loss on disposal of assets	(18)	150	(5)	(4,375)
Total operating expenses	43,035	46,188	83,261	86,009
Operating income (loss)	10,088	9,944	18,186	21,906
Other income (expense):
Interest income	46	54	94	97
Interest expense	(7,776)	(7,064)	(15,468)	(14,299)
Loss on early redemption of long-term debt	(1,050)	(1,090)	(1,050)	(1,090)
Other income (expense), net	―	(12)	(31)	(23)
Income (loss) before income taxes	1,308	1,832	1,731	6,591
Provision for income taxes	610	732	829	2,904
Net income	$698	$1,100	$902	$3,687

Basic income per share	$0.03	$0.05	$0.04	$0.15

Diluted income per share	$0.03	$0.04	$0.04	$0.15

Basic weighted average shares outstanding	23,819,158	24,279,251	23,771,675	24,400,054
Diluted weighted average shares outstanding	24,542,417	25,491,530	24,492,180	24,625,391

Other Data:
Station operating income	$16,487	$16,352	$31,898	$31,280
Station operating margin	36.3%	36.0%	36.7%	35.5%

Salem Communications Corporation
Condensed Consolidated Balance Sheets
(in thousands)
	December 31,	June 30,
	2010	2011
		(Unaudited)

Assets
Cash	$828	$1,370
Restricted cash	100	100
Trade accounts receivable, net	29,363	30,225
Deferred income taxes	5,974	5,665
Other current assets	3,943	4,453
Property, plant and equipment, net	115,867	113,877
Intangible assets, net	404,212	399,618
Deferred financing costs	7,349	6,125
Other assets	6,850	4,313
Total assets	$574,486	$565,746

Liabilities and Stockholders' equity
Current liabilities	22,809	24,353
Long-term debt and capital lease obligations	304,416	288,058
Deferred income taxes	42,296	44,727
Other liabilities	8,561	7,988
Stockholders' equity	196,404	200,620
Total liabilities and stockholders' equity	$574,486	$565,746

Salem Communications Corporation
Supplemental Information
(in thousands)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2011	2010	2011
	(Unaudited)
Capital expenditures
Acquisition related / income producing	$412	$442	$441	$1,404
Maintenance	1,990	1,520	3,345	3,007
Total capital expenditures	$2,402	$1,962	$3,786	$4,411

Tax information
Cash tax expense	$235	$220	$252	$233
Deferred tax expense	375	512	577	2,671
Provision for income taxes	$610	$732	$829	$2,904

Tax benefit of non-book amortization	$2,615	$2,528	$5,247	$5,069

Reconciliation of Same Station Net Broadcast Revenue to Total Net Broadcast Revenue

Net broadcast revenue - same station	$44,460	$44,751	$84,762	$86,538
Net broadcast revenue - acquisitions	3	201	17	516
Net broadcast revenue - dispositions	605	15	1,151	232
Net broadcast revenue - format changes	403	439	949	850
Total net broadcast revenue	$45,471	$45,406	$86,879	$88,136

Reconciliation of Same Station Broadcast Operating Expenses to Total Broadcast Operating Expenses

Broadcast operating expenses - same station	$28,131	$28,447	$53,240	$55,601
Broadcast operating expenses - acquisitions	47	235	61	515
Broadcast operating expenses - dispositions	408	(2)	796	(70)
Broadcast operating expenses - format changes	398	374	884	810
Total broadcast operating expenses	$28,984	$29,054	$54,981	$56,856

Reconciliation of Same Station Operating Income to Total Station Operating Income

Station operating income - same station	$16,329	$16,304	$31,522	$30,937
Station operating income - acquisitions	(44)	(34)	(44)	1
Station operating income - dispositions	197	17	355	302
Station operating income - format changes	5	65	65	40
Total station operating income	$16,487	$16,352	$31,898	$31,280

Salem Communications Corporation
Supplement Information
(in thousands)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2011	2010	2011
	(Unaudited)
Reconciliation of SOI and Internet Operating Income and Publishing Operating Income to Operating Income

Station operating income	$16,487	$16,352	$31,898	$31,280
Internet operating income	766	1,424	1,388	2,275
Publishing operating income	155	373	58	334
Less:
Corporate expenses	(3,717)	(4,204)	(7,986)	(8,755)
Depreciation and amortization	(3,621)	(3,851)	(7,177)	(7,603)
(Gain) loss on disposal of assets	18	(150)	5	4,375
Operating income	$10,088	$9,944	$18,186	$21,906

Reconciliation of Adjusted EBITDA to EBITDA to Net Income
Adjusted EBITDA	$14,095	$14,108	$26,063	$25,592
Less:
Stock-based compensation	(404)	(175)	(736)	(481)
Loss on early redemption of long-term debt	(1,050)	(1,090)	(1,050)	(1,090)
(Gain) loss on disposal of assets	18	(150)	5	4,375
EBITDA	12,659	12,693	24,282	28,396
Plus:
Interest income	46	54	94	97
Less:
Depreciation and amortization	(3,621)	(3,851)	(7,177)	(7,603)
Interest expense	(7,776)	(7,064)	(15,468)	(14,299)
Provision for income taxes	(610)	(732)	(829)	(2,904)
Net income	$698	$1,100	$902	$3,687

	Outstanding at	Applicable
	June 30, 2011	Interest Rate
Selected Debt Data
9 5/8% senior subordinated notes	$252,500	9.63%
Revolving credit facility	$36,000	3.68%